UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

EMC METALS CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices) (Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 14, 2013, EMC Metals Corp. (the “Registrant”) completed a private placement of convertible debentures for gross proceeds of $650,000. The convertible debentures are convertible into common shares of the Registrant at a price of $0.05 per share for a period of 12 months from the closing date, and bear interest at the rate of 10% per annum.

The principal amount of the convertible debentures is secured by a pledge of the shares of the Registrant’s wholly-owned subsidiary, Wolfram Jack Mining Corp., and an agreement to assign the Registrant’s interest in the Tordal and Hogtuva properties located in Norway.

The securities were sold to accredited investors pursuant to Rule 506 of Regulation D under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	March 18, 2013	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer